UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2017

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

As previously announced, on December 28, 2016, Centennial Resource Development, Inc. together with its affiliates, including Centennial Resource Production, LLC (the “Company”) completed the acquisition of leasehold interests and related upstream assets in Reeves County, Texas from Silverback Exploration, LLC and Silverback Operating, LLC (collectively, “Silverback”).  The acquired acreage included 11,694 net acres subject to an area of mutual interest (the “AMI”) among certain third parties (the “AMI Counterparties”) and the Company, pursuant to which the AMI Counterparties collectively had the right to acquire an aggregate of 80.75% of the interests that the Company acquired from Silverback in the acreage subject to the AMI.

On January 31, 2017, the Company issued a press release announcing that the AMI Counterparties did not exercise their purchase rights as to the 11,694 net acres within the AMI prior to the expiration of those rights on January 30, 2017, and the AMI Counterparties have no further right to participate in the acquisition of the interests acquired from Silverback.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

The exhibits to this Current Report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: January 31, 2017

	By:	/s/ George S. Glyphis
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 31, 2017.